Exhibit 99.1

EYE FITE LTD.

FINANCIAL STATEMENTS

AS of September 30, 2011

IN U.S. DOLLARS

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Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel Tel: 972 (3)6232525 Fax: 972 (3)5622555 www.ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

EYE FITE LTD.

We have audited the accompanying balance sheet of Eye Fite Ltd. (the "Company") as of September 30, 2011, and the related statement of operations, changes in shareholders' deficiency and cash flow for the period from June 27, 2011 (the inception date) to September 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of September 30, 2011, and the results of its operations and cash flows for the period from June 27, 2011 (the inception date) to September 30, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Company will continue as a going concern. As more fully described in Note 1c, the Company has not commenced its operations and has no capital resources. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability of liabilities that may result from the outcome of this uncertainty.

/s/Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
November 21, 2011	A Member of Ernst & Young Global

EYE FITE LTD.

BALANCE SHEET
U.S. dollars, except share and per share data

September 30, 2011

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Accounts payable	$883

Total current liabilities	883

SHAREHOLDERS' DEFICIENCY:
Ordinary Shares of NIS 0.01 par value - Authorized: 10,000,000 share at September 30, 2011; Issued and Outstanding: 1 share at September 30, 2011	- *)
Accumulated deficit	(883)

Total stockholders' deficiency	(883)

Total liabilities and stockholders' deficiency	$-

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

EYE FITE LTD.

STATEMENT OF OPERATIONS
U.S. dollars

Period from June 27, 2011 (inception date) to September 30, 2011

Operating expenses:
General and administrative	$883

Total operating expenses	883

Net loss	$883

The accompanying notes are an integral part of the financial statements.

EYE FITE LTD.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
U.S. dollars, except share data

	Ordinary shares			Accumulated	Total stockholders'
	Number	Amount		deficit	deficiency

Balance as of June 27, 2011 (inception date)	-	$-		$-	$-
Issuance of common stock	1	-	*)	-	- *)
Net loss	-	-		(883)	(883)

Balance as of September 30, 2011	1	$-	*)	$(883)	$(883)

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

EYE FITE LTD.

STATEMENT OF CASH FLOWS
U.S. dollars

Period from June 27, 2011 (inception date) to September 30, 2011

Cash flows from operating activities:

Net loss	$(883)

Adjustments to reconcile net loss to net cash used in operating activities:

Increase in accounts payable	883

Net cash from operating activities	-

Change in cash and cash equivalents	-

Cash and cash equivalents at the beginning of the period	-

Cash and cash equivalents at the end of the period	$-

The accompanying notes are an integral part of the financial statements.

EYE FITE LTD.

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 1:-	GENERAL

a.
Eye Fite Ltd. (or the "Company" or "Eye Fite"), was founded on June 27, 2011 in contemplation with the execution of the proposed transaction between Can Fite Biopharma Ltd. (the "Parent Company" or "Can Fite") a public company in Israel and Denali Concrete Management Inc. ("Denali") a public shell company in the US, as further detailed in Note 1.b. below. As of September 30, 2011, the Company has not commenced its operations. As further described below, a license will be granted to the Company upon consummation of the proposed transaction.

The Company was established in order to conduct research and development activities using an exclusive worldwide license for a therapeutic drug CF101 solely for the field of ophthalmic diseases after the consummation of the following transaction.

According to the proposed transaction, upon closing, Denali will acquire all the outstanding shares of the Company, in consideration for the grant by Denali to Can-Fite of shares (and warrants to purchase shares of Denali) of Denali representing approximately 87% of the fully diluted issued and outstanding share capital of Denali. Immediately prior and as a condition to the closing of the transaction, Denali will enter into subscription agreements with new investors pursuant to which Denali will receive additional funds in amount of $ 3,300,000 in consideration for issuing of 2,910,455 Ordinary shares of Denali at a price per share of $1.144. In addition, Denali will issue to Can Fite 2,097,626 Ordinary shares, at a price per share of $1.144, in exchange for Ordinary shares of Can Fite with market value equal to $ 2,400,000. Can-Fite will make additional equity investment in Denali in amount of $ 500,000 in consideration for issuing an aggregate of 437,005 Ordinary shares of Denali at a price per share of $1.144. Consequently, Can-Fite holdings of the outstanding share capital of Denali will be diluted. The Transaction will be accounted for as a reverse recapitalization wherein Denali will be treated as the acquirer.

In contemplation with the proposed transaction, for each two Ordinary shares purchased, the new investors will be granted by Denali a one warrant to acquire one Ordinary share of Denali. The exercise price of the warrants is $ 1.72 per Ordinary share. The warrants are exercisable for a period of five years. The warrant terms include a full-ratchet anti-dilution protective provisions for the benefit of the new investors in the (including Can-Fite) in the event that Denali enters into another financing during the 12 months following the closing of the Financing at a price which is lower than $1.144 per common stock of Denali.

In connection with consummation of the proposed transaction, Eye-Fite and Can-Fite will enter into a license agreement, pursuant to which Can-Fite will granted to Eye-Fite a sole and exclusive worldwide license for the use of CF101, solely in the field of ophthalmic diseases ("CF101"). Eye-Fite shall be obligated to make to PHS (NIH), which its patents are included in the license to Eye-Fite, for as long as the PHS Agreement is in effect, a nonrefundable minimum annual royalty fees and potential future royalties of 4.0% to 5.5% on net sales. In addition Eye-Fite will be obligated to certain milestone payments ranging from $ 25,000 to $ 500,000 upon the achievement of various development milestones for each indication.  Eye-Fite will also be required to make payments of 20% of sublicensing revenues, excluding royalties and net of the required milestone payments.

EYE FITE LTD.

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 1:-	GENERAL (Cont.)

Following the closing of the transaction, a service agreement will be signed between Can-Fite, Denali and the Company and according to this agreement, Can-Fite will manage the activities relating to pre-clinical and clinical studies performed for the development of the ophthalmic indications of CF101. As consideration for Can-Fite’s services pursuant to the Services Agreement, Eye-Fite shall pay to Can-Fite a service fee (consisting of all expenses and costs incurred by Can-Fite plus 15%) and a royalty payment equal to 2.5% of any and all proceeds received by Eye-Fite relating to the activities regarding the drug (the "Royalty"). Can-Fite will have the right, at any time until the expiry of 5 years from the closing of the transaction, to convert the Royalty into an additional 2,160,102 shares of common stock of the Company (subject to adjustment in certain circumstances).

b.
As described above, in contemplation with the proposed transaction Can-Fite will license to the Company certain assets that relate to the right to use and further develop the intellectual property and know-how of CF101 solely for the field of ophthalmic diseases. Prior to the consummation of the proposed transaction Can Fite incurred in its research and development activities of the above assets direct costs that amounted to approximately $ 250,000, $ 153,000 and $ 598,000 in the years ended December 31, 2009 and 2010 and the nine-month period ended September 30, 2011.

c.
Upon closing of the proposed transaction as described above the Company's plan is to devote substantially all of its efforts toward research and development activities. The Company has no capital resources to carry its research and development activities.

There are no assurances that the Company will be successful in obtaining an adequate level of financing needed for its long-term research and development activities.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability of liabilities that may result from the outcome of this uncertainty.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP").

NOTE 3:-	SHAREHOLDERS EQUITY

The Ordinary share, at the inception date, was issued without consideration. The Ordinary shareholder is entitled to participate and vote in general meetings, the right to participate in the distribution of earnings and residual rights on dissolution.

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